EXHIBIT 99.1
ParkOhio Announces Third Quarter Results

•	Q3 2017 Revenues Increased to $352 million, up 13% Year-Over-Year

•	YTD 2017 Revenues up 8% Year-Over-Year

•	2017 Full-Year Guidance Maintained at $3.15 to $3.35 per Diluted Share, As Adjusted

CLEVELAND, OHIO, November 6, 2017 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2017.

THIRD QUARTER RESULTS
Net sales were $352.2 million in the third quarter of 2017, an increase of 13% from net sales of $312.7 million in the third quarter of 2016. The Company reported net income attributable to ParkOhio common shareholders of $10.0 million, or $0.80 per diluted share, in the third quarter of 2017, compared to $13.5 million, or $1.10 per diluted share, in the third quarter of 2016. On an adjusted basis, net income attributable to ParkOhio common shareholders was $0.82 per diluted share in the third quarter of 2017, compared to $1.13 per diluted share in the 2016 period. The results in both periods include the favorable reversal of various income tax accruals, totaling $1.4 million in 2017 and $4.0 million in 2016, relating to previous tax positions for which the statutes of limitations expired.

In the 2017 quarter, operating cash flows were $18.2 million, and the Company ended September with $80.7 million of cash on-hand. EBITDA, as defined was $31.0 million in the third quarter of 2017 compared to $30.7 million in the third quarter of 2016. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “ParkOhio expects to meet its 2017 earnings guidance, with revenues and EBITDA up over 10%, and foresees a strong 2018.”

YEAR-TO-DATE RESULTS

In the nine months ended September 30, 2017, net sales were $1,046.9 million, an increase of 8% compared to net sales of $970.1 million in the 2016 period. The Company reported net income attributable to ParkOhio common shareholders of $22.8 million, or $1.83 per diluted share, in the nine months ended September 30, 2017, compared to $25.2 million, or $2.06 per diluted share, in the 2016 period. On an adjusted basis, net income attributable to ParkOhio common shareholders was $2.37 per diluted share in 2017, compared to $2.35 per diluted share in the 2016 period. EBITDA, as defined was $96.9 million in the first nine months of 2017 compared to $87.6 million in the 2016 period. Please refer to the tables that follow for reconciliations of net income to adjusted earnings and net income to EBITDA, as defined.

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CONFERENCE CALL

A conference call reviewing ParkOhio’s third quarter 2017 results will be broadcast live over the Internet on Tuesday, November 7, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In millions, except per share data)
Net sales	$352.2	$312.7	$1,046.9	$970.1
Cost of sales	295.0	258.4	873.9	813.7
Gross profit	57.2	54.3	173.0	156.4
Selling, general and administrative expenses	36.5	33.4	109.3	99.9
Litigation settlement gain	—	—	(3.3)	—
Asset impairment charge	—	—	—	4.0
Operating income	20.7	20.9	67.0	52.5
Interest expense	7.8	7.2	23.1	21.3
Loss on extinguishment of debt	—	—	11.0	—
Income before income taxes	12.9	13.7	32.9	31.2
Income tax expense (benefit)	2.7	(0.1)	9.4	5.7
Net income	10.2	13.8	23.5	25.5
Net income attributable to noncontrolling interests	(0.2)	(0.3)	(0.7)	(0.3)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$10.0	$13.5	$22.8	$25.2

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$0.82	$1.12	$1.87	$2.08
Diluted	$0.80	$1.10	$1.83	$2.06
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.1	12.2	12.1
Diluted	12.4	12.3	12.4	12.3

Dividends per common share	$0.125	$0.125	$0.375	$0.375

Other financial data:
EBITDA, as defined	$31.0	$30.7	$96.9	$87.6

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$10.2	$0.82	$13.8	$1.12	$23.5	$1.89	$25.5	$2.08
Net income attributable to noncontrolling interests	(0.2)	(0.02)	(0.3)	(0.02)	(0.7)	(0.06)	(0.3)	(0.02)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	10.0	0.80	13.5	1.10	22.8	1.83	25.2	2.06
Adjustments:
Loss on extinguishment of debt	—	—	—	—	11.0	0.89	—	—
Litigation settlement gain	—		—	—	(3.3)	(0.27)	—	—
Asset impairment charge	—	—	—	—	—	—	4.0	0.33
Amortization of inventory step-up	0.1	0.01	—	—	0.1	0.01	—	—
Plant relocation and related costs	—	—	0.2	0.01	0.7	0.05	0.5	0.03
Acquisition-related costs	0.2	0.02	—	—	0.6	0.04	0.2	0.02
Severance	—	—	0.2	0.02	—	—	0.6	0.05
Other	—	—	0.1	0.01	—	—	0.1	0.01
Tax effect of adjustments	(0.1)	(0.01)	(0.1)	(0.01)	(2.4)	(0.18)	(1.9)	(0.15)
Adjusted earnings	$10.2	$0.82	$13.9	$1.13	$29.5	$2.37	$28.7	$2.35

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$10.0	$13.5	$22.8	$25.2
Add back:
Interest expense	7.8	7.2	23.1	21.3
Loss on extinguishment of debt	—	—	11.0	—
Income tax expense	2.7	(0.1)	9.4	5.7
Depreciation and amortization	7.7	7.4	23.6	22.2
Share-based compensation expense	2.3	2.6	6.3	8.1
Amortization of inventory step-up	0.1	—	0.1	—
Asset impairment charge	—	—	—	4.0
Acquisition-related costs	—	—	—	0.2
Miscellaneous	0.4	0.1	0.6	0.9
EBITDA, as defined	$31.0	$30.7	$96.9	$87.6

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2017	December 31, 2016
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$80.7	$64.3
Accounts receivable, net	231.4	194.4
Inventories, net	268.3	240.6
Other current assets	71.2	53.4
Total current assets	651.6	552.7
Property, plant and equipment, net	171.2	167.1
Goodwill	92.0	86.6
Intangible assets, net	97.5	96.6
Other long-term assets	79.3	71.3
Total assets	$1,091.6	$974.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$169.4	$133.6
Current portion of long-term debt and short-term debt	18.1	30.8
Accrued expenses and other	88.1	77.5
Total current liabilities	275.6	241.9
Long-term liabilities, less current portion:
Debt	492.3	439.0
Deferred income taxes	27.7	27.7
Other long-term liabilities	21.3	29.7
Total long-term liabilities	541.3	496.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	264.3	226.0
Noncontrolling interests	10.4	10.0
Total equity	274.7	236.0
Total liabilities and shareholders' equity	$1,091.6	$974.3

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$23.5	$25.5
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	23.6	22.2
Loss on extinguishment of debt	11.0	—
Litigation settlement gain	(3.3)	—
Asset impairment charge	—	4.0
Share-based compensation expense	6.3	8.1
Changes in operating assets and liabilities:
Accounts receivable	(29.9)	(1.6)
Inventories	(15.7)	(3.5)
Other current assets	(14.9)	(5.4)
Accounts payable and accrued expenses	34.4	1.4
Litigation settlement payment	(4.0)	—
Other	(3.8)	(9.9)
Net cash provided by operating activities	27.2	40.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(18.9)	(20.3)
Business acquisition	(10.5)	—
Net cash used by investing activities	(29.4)	(20.3)
FINANCING ACTIVITIES
Payments on revolving credit facility, net	(32.5)	(17.4)
Payments on term loans and other debt	(27.7)	(3.4)
Proceeds from term loans and other debt	—	7.3
Proceeds from (payments on) capital lease facilities, net	0.1	(2.5)
Issuance of 6.625% Senior Notes due 2027	350.0	—
Debt financing costs	(7.5)	—
Repurchase of 8.125% Senior Notes due 2021	(250.0)	—
Premium on early extinguishment of debt	(8.0)	—
Dividends	(5.0)	(4.7)
Purchase of treasury shares	(3.6)	—
Payments of withholding taxes on share awards	(2.3)	(1.7)
Payment of acquisition earn-out	—	(2.0)
Net cash provided (used) by financing activities	13.5	(24.4)
Effect of exchange rate changes on cash	5.1	(0.4)
Increase (decrease) in cash and cash equivalents	16.4	(4.3)
Cash and cash equivalents at beginning of period	64.3	62.0
Cash and cash equivalents at end of period	$80.7	$57.7
Income taxes paid	$1.6	$7.0
Interest paid	$16.5	$14.7

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In millions)
Net sales:
Supply Technologies	$140.2	$122.0	$415.8	$384.8
Assembly Components	127.9	133.4	393.2	399.4
Engineered Products	84.1	57.3	237.9	185.9
	$352.2	$312.7	$1,046.9	$970.1

Segment operating income:
Supply Technologies	$10.9	$9.7	$34.6	$30.8
Assembly Components	11.4	13.9	37.0	38.3
Engineered Products	6.0	4.0	13.5	8.6
Total segment operating income	28.3	27.6	85.1	77.7
Corporate costs	(7.6)	(6.7)	(21.4)	(21.2)
Litigation settlement gain	—	—	3.3	—
Asset impairment charge	—	—	—	(4.0)
Operating income	20.7	20.9	67.0	52.5
Interest expense	(7.8)	(7.2)	(23.1)	(21.3)
Loss on extinguishment of debt	—	—	(11.0)	—
Income before income taxes	$12.9	$13.7	$32.9	$31.2

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings per share is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings per share is earnings per share calculated in accordance with GAAP, adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings per share to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting earnings per share. Adjusted earnings per share is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings per share calculated in accordance with GAAP. Adjusted earnings per share herein may not be comparable to similarly titled measures of other companies. The following table reconciles earnings per share to adjusted earnings per share:

	FY 2017 Forecast		2016
	Low	High	Actual
Diluted EPS-GAAP basis	$2.61	$2.81	$2.58

Loss on extinguishment of debt	0.89	0.89	—
Litigation settlement gain	(0.27)	(0.27)	—
Plant relocation costs	0.05	0.05	0.09
Acquisition-related costs	0.05	0.05	0.10
Asset impairment	—	—	0.33
Severance and other	—	—	0.08
Tax effect of adjustments	(0.18)	(0.18)	(0.17)
Impact of adjustments	0.54	0.54	0.43

Diluted EPS-Adjusted basis	$3.15	3.35	$3.01